SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549-1004
                             ----------------------

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                                 June 28, 2005


                         The Estee Lauder Companies Inc.
             (Exact name of registrant as specified in its charter)


           Delaware                                       11-2408943
(State or other jurisdiction of                (IRS Employer Identification No.)
 incorporation or organization)



  767 Fifth Avenue, New York, New York                       10153
(Address of principal executive offices)                   (Zip Code)


                         Commission File Number: 1-14064


                                  212-572-4200
              (Registrant's telephone number, including area code)


                                 Not Applicable
          (Former name or former address, if changed since last report)



     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

              On June 28, 2005, The Estee Lauder Companies Inc. (the "Company") received a notice of exercise of the put right from the holder of all of the outstanding shares of the Series A Cumulative Redeemable Preferred Stock of the Company (the "Series A Preferred Stock"). Pursuant to the terms of the Certificate of Designation for the Series A Preferred Stock, the Company must purchase the 68,398 outstanding shares of Series A Preferred Stock within 120 days after receipt of such notice (i.e., on or before October 26, 2005) at a price per share of $1,000 (for a total of $68,398,000) plus any cumulative and unpaid dividends thereon.



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.



                                     THE ESTEE LAUDER COMPANIES INC.

Date: June 30, 2005                  By: /s/ Richard W. Kunes
                                         ------------------------------------
                                         Richard W. Kunes
                                         Executive Vice President and
                                         Chief Financial Officer




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